Exhibit 10.6


COLLATERAL ASSIGNMENT OF PATENTS
AND PATENT APPLICATIONS


THIS COLLATERAL ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS is made as of June 11, 1999 between Hauser, Inc., a Colorado corporation (the
"Assignor"), and Wells Fargo Bank, National Association (the "Assignee").

W I T N E S S E T H:

WHEREAS, the Assignor is the owner of certain patents and patent applications listed in Exhibit A attached to this document; and

WHEREAS, Assignor, Assignee and certain subsidiaries of Assignor have entered into a Credit Agreement dated as of June 11, 1999 (as from time to time amended, modified or supplemented, the "Credit Agreement"), pursuant to which, upon the satisfaction of the terms and conditions contained therein, Assignee will make loans to Assignor and the abovementioned subsidiaries of Assignee; and

WHEREAS, pursuant to the Credit Agreement, Assignor has agreed to grant Assignee a security interest in all of its right, title and interest in and to the patents and patent applications described in Exhibit A as collateral security for the Obligations as defined in the Credit Agreement; and

WHEREAS, except as noted on Exhibit A attached to this document, Assignor is the owner of the entire right, title and interest in the patents and patent applications being assigned hereby.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Assignor hereby:

1. Assigns, pledges and grants to Assignee, as security for the Obligations, a security interest in and to the patents and patent applications listed in Exhibit A attached to this document.

2. Authorizes and requests the Commissioner of Patents and Trademarks of the United States of America and the empowered officials of all other governments to note in the record the existence of the security interest granted hereunder with respect to each of the patents and patent applications listed in Exhibit A attached to this document.

3. Acknowledges that notices and other communications shall be in writing and given as provided in Section 8.01 of the Credit Agreement. Communications and notices to Assignor shall be given to it at its address set forth in Exhibit B attached to this document.

4. Agrees upon the request of Assignee and at the expense of Assignors to take any reasonable actions and execute any documents necessary to effectuate this assignment and the security interest created in the patents and patent applications listed in Exhibit A to this document.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be signed by its authorized officer as of the day and year first above written.

                              ASSIGNEE:
                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION
                              By:
                              Name:
                              Title:


                              ASSIGNOR:
                              HAUSER, INC.
                              By:
                              Name:
                              Title: